                                                                   EXHIBIT 77(c)

                            TRANSAMERICA SERIES TRUST

                    RESULTS OF SHAREHOLDER PROXY (UNAUDITED)

At the Joint Special Meeting of Shareholders held on March 18, 2011, the results of Proposal 1 were as follows:

PROPOSAL 1: To approve a new sub-advisory agreement with a new sub-adviser.

TRANSAMERICA MONEY MARKET VP

                                                       ABSTENTIONS/BROKER
      FOR                      AGAINST                      NON-VOTES
---------------         ---------------------        ---------------------
$528,009,301.80            $41,029,320.72               $42,791,391.16
    (86.30%)                  (6.706%)                     (6.994%)

TRANSAMERICA U.S. GOVERNMENT SECURITIES VP

                                                       ABSTENTIONS/BROKER
      FOR                      AGAINST                      NON-VOTES
---------------         ---------------------        ---------------------
$552,318,885.90            $21,359,761.73                $33,305,203.95
   (90.994%)                  (3.519%)                     (5.487%)